    As filed with the Securities and Exchange Commission on August 19, 1998.
                                               Registration No. 333-
                                                                    ------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ARKANSAS BEST CORPORATION

             (Exact name of registrant as specified in its charter)

          DELAWARE                                           71-0673405
 -------------------------------                          -------------------
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                             3801 OLD GREENWOOD ROAD
                           FORT SMITH, ARKANSAS 72903
                                 (501) 785-6000

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------


                            ARKANSAS BEST CORPORATION
                                STOCK OPTION PLAN


                            (Full title of the Plan)

                             -----------------------

                                RICHARD F. COOPER
                                    SECRETARY
                             3801 OLD GREENWOOD ROAD
                           FORT SMITH, ARKANSAS 72903
                                 (501) 785-6000

                 (Name, address, and telephone number, including
                        area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
        TITLE OF                  Amount             Proposed Maximum        Proposed Maximum            Amount of
       SECURITIES                  to be              Offering Price             Aggregate             Registration
    TO BE REGISTERED            Registered1             per Share2            Offering Price2              Fee2
-------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     $.01 par value               900,000                  $7.97                $7,173,000               $2,416.03

  Common Stock Rights3            900,000                   N/A                     N/A                     N/A
------------------------- ----------------------- ----------------------- ----------------------- -----------------------

1 Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Stock Option Plan.

2 Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on August 13, 1998, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

3    Issuable pursuant to a Shareholders Rights Plan.

     Arkansas Best Corporation has amended its 1992 Stock Option Plan to add 900,000 shares of its common stock, par value $.01 per share, to the Plan. Accordingly, Arkansas Best Corporation is registering the additional 900,000 shares of its common stock, par value $.01 per share, under this Registration Statement on Form S-8. The contents of the Company's Registration Statement on Form S-8, filed on July 17, 1997 - File No. 333-31475 - are incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on August 19, 1998.

                           ARKANSAS BEST  CORPORATION



                           By:    /s/ DAVID E. LOEFFLER
                                  -------------------------------------
                                  David E. Loeffler, Vice President -
                                  Chief Financial Officer, Treasurer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints David E. Loeffler and Richard F. Cooper, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:



              Signature                                       Title                                      Date
              ---------                                       -----                                      ----
/s/ WILLIAM A. MARQUARD                       Chairman of the Board, Director                      August 19, 1998
-------------------------------------
William A. Marquard

/s/ ROBERT A. YOUNG III                       Director, Chief Executive Officer                    August 19, 1998
-------------------------------------         and President (Principal
Robert A. Young III                           Executive Officer)


/s/ DAVID E. LOEFFLER                         Vice President - Chief Financial                     August 19, 1998
-------------------------------------         Officer and Treasurer (Principal
David E. Loeffler                             Financial and Accounting Officer)


/s/ FRANK EDELSTEIN                           Director                                             August 19, 1998
-------------------------------------
Frank Edelstein

/s/ ARTHUR J. FRITZ, JR.                      Director                                             August 19, 1998
-------------------------------------
Arthur J. Fritz, Jr.

/s/ JOHN H. MORRIS                            Director                                             August 19, 1998
-------------------------------------
John H. Morris

/s/ ALAN J. ZAKON, PH.D.                      Director                                             August 19, 1998
-------------------------------------
    Alan J. Zakon, Ph.D.

                                INDEX TO EXHIBITS



        EXHIBIT
        NUMBER                       EXHIBIT DESCRIPTION
        ------                       -------------------
         5.1*           Opinion of Hughes & Luce, L.L.P.
         23.1*          Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).
         23.2*          Consent of Ernst & Young LLP
          24            Power of Attorney is found on page 4 hereof.




--------------------
* Filed herewith.